EXHIBIT 99.1

Power Integrations Reports Record Quarterly Revenues and Net Income

      Quarterly Revenues Topped $60 Million, Growing 22 Percent
               Sequentially and 12 Percent Year-over-Year

              Cash Flow from Operations was $16.1 Million

SAN JOSE, Calif., Oct. 23, 2009 (GLOBE NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the third quarter of 2009, which ended September 30, 2009.

Net revenues for the quarter were $60.0 million, up 12 percent from the third quarter of 2008 and an increase of 22 percent compared with the second quarter of 2009. Net income for the third quarter was $9.2 million, or $0.32 per diluted share, compared with net income of $7.6 million, or $0.23 per diluted share, in the year-ago quarter, and net income of $4.5 million, or $0.16 per diluted share, in the second quarter of 2009. Gross margin for the third quarter was 48.5 percent.

In addition to its GAAP results, the company provided certain non-GAAP measures that exclude stock-based compensation expenses and the related tax effects. Non-GAAP net income for the third quarter of 2009 was $10.4 million, or $0.36 per diluted share, compared with $11.0 million or $0.34 per diluted share in the year-ago quarter and $6.9 million or $0.25 per diluted share in the second quarter of 2009. Non-GAAP gross margin for the third quarter was 48.8 percent.

Cash flow from operations was $16.1 million for the third quarter. Free cash flow (defined as cash flow from operations less capital expenditures of $4.1 million) was $12.0 million. The company ended the third quarter with $176.8 million in cash and investments, an increase of $17.7 million during the quarter.

Commented Balu Balakrishnan, president and CEO of Power Integrations: "Power Integrations achieved double-digit year-over-year revenue growth and attained record sales and earnings against a backdrop of negative revenue growth for the broader analog semiconductor industry. Our revenues have recovered sharply from the downturn, increasing by nearly 50 percent over the past two quarters. While factors such as inventory replenishment and consumer subsidies in China have undoubtedly contributed to the strong recovery, we believe our outperformance compared with the broader industry over the past year primarily reflects gains in market penetration."

Balakrishnan continued: "We believe that energy-efficiency is a major driver of the success we are having in the marketplace. The importance of efficiency in the electronics industry continues to grow due to a combination of mandatory standards such as the European EcoDesign Directive, voluntary specifications such as ENERGY STAR(R) and, increasingly, proactive efforts on the part of manufacturers. Our EcoSmart(R) technology, combined with our extensive system-design expertise, enables manufacturers to design highly efficient AC-DC power supplies in a cost-effective manner."

Added Bill Roeschlein, Power Integrations' chief financial officer: "Our third-quarter results demonstrated two of the strengths of our financial model-operating-expense leverage and high cash flow. Our non-GAAP operating margin expanded by more than five percentage points compared with the prior quarter, exceeding 20 percent for the quarter. Our GAAP operating margin exceeded 18 percent, and we achieved record GAAP net income of $9.2 million. We also generated free cash flow of $12 million and added nearly $18 million in cash and investments to our balance sheet."

Additional Highlights

  *  Power Integrations repurchased 0.1 million shares during quarter for $2.1 million, and  has approximately $14 million remaining under a $25 million repurchase authorization
     announced in May 2009.  Since February 2008 the company has repurchased an aggregate of 5.4 million shares for $111
     million. Weighted-average shares outstanding for the third quarter of 2009 were 28.4 million, compared with 32.6 million in the third quarter of 2008.
  *  The company will pay a quarterly dividend of $0.025 per share on December 31, 2009 to stockholders of record as of November
     30, 2009.
  *  Power Integrations was issued 17 U.S. patents and 3 foreign patents during the third quarter, and now has a total of
     286 U.S. and 167 foreign patents.

Fourth-Quarter Outlook

The company expects its revenues for the fourth quarter of 2009 to increase by five to 10 percent compared with the third quarter of 2009, which would be an increase of between 49 percent and 56 percent compared with the fourth quarter of 2008. Non-GAAP gross margin is expected to be 50 percent, plus or minus half a percentage point. GAAP gross margin is expected to be between 49 percent and 50 percent. (Non-GAAP gross margin excludes stock-based compensation, which is expected to have an impact of approximately half a percentage point.) Operating expenses are expected to be between $19.5 million and $20 million including approximately $2.5 million of stock-based compensation expenses.

Conference Call Today at 6:00 a.m. Pacific Time

Power Integrations management will hold a conference call today at 6:00 a.m. Pacific time. Members of the investment community can join the call by dialing 1-877-879-6217 from within the United States or 1-913-905-3226 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage analog integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart energy-efficiency technology has saved an estimated $3.7 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site (www.powerint.com/greenroom) provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations is included in clean-technology stock indices sponsored by the Cleantech Group (Amex:CTIUS) and Clean Edge (Nasdaq:CELS). For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under SFAS 123R, "Share-based Payment." The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations' industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected fourth-quarter 2009 financial performance are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company's products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 6, 2009. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                       POWER INTEGRATIONS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per-share amounts)

                        Three Months Ended          Nine Months Ended
                  Sept. 30,  June 30,   Sept. 30,  Sept. 30,  Sept. 30,
                    2009       2009       2008       2009       2008
                  --------   --------   --------   --------   --------

 NET REVENUES     $ 60,024   $ 49,250   $ 53,816   $149,563   $159,291

 COST OF REVENUES   30,901     25,053     24,659     75,311     73,206
                  --------   --------   --------   --------   --------

 GROSS PROFIT       29,123     24,197     29,157     74,252     86,085
                  --------   --------   --------   --------   --------

 OPERATING
  EXPENSES:
 Research and
  development        6,846      7,689      7,022     22,259     22,753
 Sales and
  marketing          5,744      5,925      7,058     17,891     22,329
 General and
  administrative     5,465      5,594      6,418     16,740     18,056
                  --------   --------   --------   --------   --------
   Total
    operating
    expenses        18,055     19,208     20,498     56,890     63,138
                  --------   --------   --------   --------   --------
 INCOME FROM
   OPERATIONS       11,068      4,989      8,659     17,362     22,947

 OTHER INCOME, net     178        754      1,600      1,756      5,877

 INCOME BEFORE
  PROVISION FOR
  INCOME TAXES      11,246      5,743     10,259     19,118     28,824
  PROVISION FOR
  INCOME TAXES       2,094      1,214      2,622      5,033      6,367
                  --------   --------   --------   --------   --------

 NET INCOME        $ 9,152    $ 4,529    $ 7,637    $14,085   $ 22,457
                  --------   --------   --------   --------   --------

 EARNINGS PER
  SHARE:
   Basic            $ 0.34     $ 0.17     $ 0.25     $ 0.52     $ 0.74
                  --------   --------   --------   --------   --------
   Diluted          $ 0.32     $ 0.16     $ 0.23     $ 0.50     $ 0.69
                  --------   --------   --------   --------   --------

 SHARES USED IN
  PER-SHARE
  CALCULATION:
  Basic             26,723     26,804     30,791     26,857     30,515
  Diluted           28,431     27,944     32,582     28,108     32,548

 SUPPLEMENTAL
  INFORMATION:

 Stock-based
  compensation
  expenses
  included in:
   Cost of
    revenues       $   188    $   264    $   386    $   614   $  1,278
   Research and
    development        339      1,080      1,397      3,256      4,021
   Sales and
    marketing          172        562      1,243      1,729      3,886
   General and
    administrative     705        748      1,023      2,445      2,895
                  --------   --------   --------   --------   --------
   Total stock
    -based
    compensation
    expense        $ 1,404    $ 2,654    $ 4,049    $ 8,044   $ 12,080
                  --------   --------   --------   --------   --------

 Operating
  expenses include
  the following:
   Patent
    -litigation
    expenses       $ 1,473     $  934    $   735    $ 3,238    $ 2,403
                  --------   --------   --------   --------   --------

 REVENUE MIX BY
  PRODUCT FAMILY
   TOPSwitch            24%        25%        26%        24%        26%
   TinySwitch           43%        43%        44%        44%        45%
   LinkSwitch           32%        31%        28%        31%        27%
   Other                 1%         1%         2%         1%         2%

 REVENUE MIX BY
  END MARKET
   Communications       32%        32%        32%        32%        33%
   Computer             14%        14%        16%        15%        16%
   Consumer             37%        37%        34%        36%        34%
   Industrial           17%        17%        18%        17%        17%

                    POWER INTEGRATIONS, INC.
     RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
              (in thousands, except per-share amounts)

                       Three Months Ended           Nine Months Ended
                  Sept. 30,  June 30,   Sept. 30,  Sept. 30,  Sept. 30,
                    2009       2009       2008       2009       2008
                  --------   --------   --------   --------   --------
 RECONCILIATION
  OF GROSS PROFIT
 GAAP gross
  profit           $29,123    $24,197    $29,157    $74,252    $86,085
   GAAP gross
    profit margin     48.5%      49.1%      54.2%      49.6%      54.0%

 Stock-based
  compensation
  expense
  included
  in cost of
  revenues             188        264        386        614      1,278
                   -------    -------    -------    ------------------

 Non-GAAP gross
   profit          $29,311    $24,461    $29,543    $74,866    $87,362
                   -------    -------    -------    ------------------
   Non-GAAP
    gross
    profit margin     48.8%      49.7%      54.9%      50.1%      54.8%

 RECONCILIATION
  OF OPERATING
  EXPENSES
 GAAP operating
   expenses        $18,055    $19,208    $20,498    $56,890    $63,138

 Less: Stock
  -based
  compensation
  expense
  included in
  operating
  expenses:
   Research and
    development        339      1,080      1,397      3,256      4,021
   Sales and
    marketing          172        562      1,243      1,729      3,886
   General and
    administrative     705        748      1,023      2,445      2,895
                   -------    -------    -------    ------------------
   Total             1,216      2,390      3,663      7,430     10,802
                   -------    -------    -------    -------------------

 Non-GAAP
  operating
  expenses         $16,839    $16,818    $16,835    $49,460    $52,336
                   -------    -------    -------    ------------------

 RECONCILIATION
  OF INCOME FROM
  OPERATIONS
 GAAP income
  from operations  $11,068    $ 4,989    $ 8,659    $17,362    $22,947
  GAAP operating
  margin              18.4%      10.1%      16.1%      11.6%      14.4%

   Stock-based
    compensation
    included in
    cost of
    revenues           188        264        386        614      1,278
   Stock-based
    compensation
    included in
    operating
    expenses         1,216      2,390      3,663      7,430     10,802

 Non-GAAP income
  from operations  $12,472    $ 7,643    $12,708    $25,406    $35,027
                   -------    -------    -------    ------------------
   Non-GAAP
    operating
    margin            20.8%      15.5%      23.6%      17.0%      22.0%

 RECONCILIATION
  OF PROVISION
  FOR INCOME
  TAXES
   GAAP provision
   for income
   taxes           $ 2,094    $ 1,214    $ 2,622    $ 5,033    $ 6,367
                   -------    -------    -------    ------------------
    GAAP effective
     tax rate         18.6%      21.1%      25.6%      26.3%      22.1%
  Tax effect of
   items excluded
   from non-GAAP
   results            (202)      (307)      (727)      (959)    (2,308)
  Non-GAAP
   provision for
   income taxes    $ 2,296    $ 1,521    $ 3,349    $ 5,992    $ 8,675
                   -------    -------    -------    ------------------
  Non-GAAP
   effective
   tax rate           18.2%      18.1%      23.4%      22.1%      21.2%

 RECONCILIATION
  OF NET INCOME
  PER SHARE
  (DILUTED)
 GAAP net income
   (loss)          $ 9,152    $ 4,529    $ 7,637    $14,085    $22,457

 Adjustments to
  GAAP net
  income (loss)
   Total
    stock-based
    compensation     1,404      2,654      4,049      8,044     12,080
   Tax effect of
    items
    excluded from
    non-GAAP
    results           (202)      (307)      (727)      (959)    (2,308)

 Non-GAAP net
  income           $10,354    $ 6,876    $10,959    $21,170    $32,229
                   -------    -------    -------    ------------------

 Average shares
  outstanding for
  calculation
  of non-GAAP
  income per
  share (diluted)   28,431     27,944     32,582     28,108     32,548
                   -------    -------    -------    ------------------
 Non-GAAP income
  per share
  excluding
  stock-based
  compensation
  (diluted)        $  0.36    $  0.25    $  0.34    $  0.75    $  0.99
                   =======    =======    =======    ==================

 Note  on use of  non-GAAP  financial  measures:

 In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R, "Share-based payment." The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important  analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP  measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

                         POWER INTEGRATIONS, INC.
                       CONSOLIDATED BALANCE SHEETS
                             (in thousands)

                                Sept. 30,      June 30,      Dec. 31,
                                   2009          2009          2008
                                ---------     ---------     ----------
 ASSETS
   CURRENT ASSETS:
     Cash and cash equivalents  $ 150,024     $ 152,652     $ 167,472
     Restricted cash                  250           250           250
     Short-term investments         3,192         4,931         6,363
     Accounts receivable           20,440        14,374        13,042
     Inventories                   20,335        22,402        28,468
     Note receivable               10,000        10,000        10,000
     Deferred tax assets            1,275         1,272         1,274
     Prepaid expenses and
      other current assets          7,951         5,705         7,099
                                ---------     ---------     ----------
       Total current assets       213,467       211,586       233,968
                                ---------     ---------     ----------

   INVESTMENTS                     23,347         1,296         1,011
   PROPERTY AND EQUIPMENT,
    net                            57,512        55,516        56,911
   INTANGIBLE ASSETS, net           3,270         3,453         3,818
   GOODWILL                         1,824         1,824         1,824
   DEFERRED TAX ASSETS             13,934        15,084        15,362
   OTHER ASSETS                     5,483         5,398           184
                                ---------     ---------     ----------
       Total assets             $ 318,837     $ 294,157     $ 313,078
                                =========     =========     ==========

 LIABILITIES AND STOCKHOLDERS'
  EQUITY
   CURRENT LIABILITIES:
     Accounts payable            $ 14,875       $ 9,895       $ 9,319
     Accrued
      payroll and related
      expenses                      4,656         5,611        15,947
     Income taxes payable             677           297           588
     Deferred income on sales
      to distributors               7,322         6,063         4,798
     Other accrued liabilities      3,335         2,406         2,319
                                ---------     ---------     ----------
       Total current
        liabilities                30,865        24,272        32,971
                                ---------     ---------     ----------
   LONG-TERM LIABILITIES
     Income taxes payable          22,519        21,057        20,426
                                ---------     ---------     ----------
       Total liabilities           53,384        45,329        53,397
                                ---------     ---------     ----------

 STOCKHOLDERS' EQUITY:
     Common stock                      27            27            28
     Additional paid-in
      capital                     139,186       131,053       145,544
     Cumulative translation
      adjustment                        3            (7)          (57)
     Retained earnings            126,237       117,755       114,166
                                ---------     ---------     ----------
       Total stockholders'
        equity                    265,453       248,828       259,681
                                ---------     ---------     ----------
       Total liabilities
        stockholders' equity    $ 318,837     $ 294,157     $ 313,078
                                =========     =========     ==========

                          POWER INTEGRATIONS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (in thousands)

                               Three Months Ended    Nine Months Ended
                               Sept. 30, Sept. 30,  Sept. 30, Sept. 30,
                                  2009     2008       2009      2008
                               --------  --------   --------  --------

 CASH FLOWS FROM
  OPERATING ACTIVITIES:
   Net income                   $ 9,152   $ 7,637   $ 14,085  $ 22,457
   Adjustments to reconcile
    net income to net cash
    provided by operating
    activities

     Depreciation and
      amortization                2,572     2,476      7,550     7,325
     Gain on sale of
      property, plant and
      equipment                      --         1        (10)      (13)
     Stock-based compensation
      expense                     1,406     4,054      8,046    12,088
     Amortization of discount
      on held-to-maturity
      investments                    54       (37)       105      (740)
     Deferred income taxes        1,148      (396)     1,428       776
     Provision for (reduction
      in provision for)
      accounts receivable
      and other allowances          (89)    1,346         (4)    1,303
     Excess tax benefit from
      stock options exercised       (87)     (127)      (102)     (863)
     Interest on note
      receivable                     --                   --
     Tax benefit associated
      with employee stock
      plans                         371       377        554     2,557
     Change in operating
      assets and liabilities:
       Accounts receivable       (5,976)     (258)    (7,393)   (4,055)
       Inventories                1,976    (2,857)     8,010    (6,793)
       Prepaid expenses and
        other assets             (2,332)   (2,645)    (6,151)   (4,988)
       Accounts payable           4,674      (433)     5,514     3,666
       Taxes payable and other
        accrued liabilities       1,965    (2,702)     1,173    (2,499)
       Deferred income on
        sales to distributors     1,259        96      2,524     1,842
                               --------  --------   --------  --------
         Net cash provided by
          operating activities   16,093     6,532     35,329    32,063
                               --------  --------   --------  --------

 CASH FLOWS FROM INVESTING
  ACTIVITIES:
   Purchases of property and
    equipment                    (4,079)   (2,738)    (7,567)   (7,169)
   Release of restricted cash        --       100         --     1,050
   Purchases of held-to
    -maturity investments       (22,865)   (6,949)   (25,620)  (22,803)
   Proceeds from held-to
    -maturity investments         2,499         1      6,349   102,373
                               --------  --------   --------  --------
     Net cash provided by
      (used in) investing
      activities                (24,445)   (9,586)   (26,838)   73,451
                               --------  --------   --------  --------
 CASH FLOWS FROM FINANCING
  ACTIVITIES
  Net proceeds from
   issuance of common stock       8,444     3,949     13,698    22,775
  Repurchase of common
   stock                         (2,135)  (20,226)   (28,674)  (29,204)
  Repurchase of stock
   options                           --        --     (9,048)
  Payments of
   dividends to
   stockholders                    (672)       --     (2,017)
  Excess tax benefit
   from stock options
   exercised                         87       127        102       863
                               --------  --------   --------  --------
  Net cash provided by
   (used in) financing
   activities                     5,724   (16,150)   (25,939)   (5,566)
                               --------  --------   --------  --------
 NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS      (2,628)  (19,204)   (17,448)   99,948

 CASH AND CASH EQUIVALENTS
  AT BEGINNING OF PERIOD        152,652   237,505    167,472   118,353
                               --------  --------   --------  --------

 CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                $150,024  $218,301   $150,024  $218,301
                               ========  ========   ========  ========

 SUPPLEMENTAL DISCLOSURE OF
  NON-CASH INVESTING AND
  FINANCING ACTIVITIES:
   Unpaid property and
    equipment, net              $   305   $    94   $     44  $     80
                               ========  ========   ========  ========

 SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION
   Cash paid for interest       $    --   $    --   $    397  $     --
                               ========  ========   ========  ========
   Cash paid for income
    taxes, net of refunds       $  (267)  $   805   $     86  $  4,666
                               ========  ========   ========  ========

CONTACT: Power Integrations, Inc.
         Joe Shiffler
         (408) 414-8528
         jshiffler@powerint.com